Calculation of Filing Fee Tables
S-8
MAXLINEAR, INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock ($0.0001 par value) reserved for issuance under the 2010 Equity Incentive Plan	Other	2,583,311	$ 18.40	$ 47,532,922.40	0.0001381	$ 6,564.30
2	Equity	Common Stock ($0.0001 par value) reserved for issuance under the 2010 Employee Stock Purchase Plan	Other	968,741	$ 15.64	$ 15,151,109.24	0.0001381	$ 2,092.37
Total Offering Amounts:						$ 62,684,031.64		$ 8,656.67
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,656.67
Offering Note
[1]	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2010 Equity Incentive Plan as amended, or the 2010 EIP, on January 1, 2026 pursuant to an evergreen provision contained in the 2010 EIP. Pursuant to such provision, on January 1st of each fiscal year commencing in 2011 and ending ten years from our 2016 annual meeting of stockholders, the number of shares authorized for issuance under the 2010 EIP is automatically increased by a number equal to the lesser of (i) 2,583,311 shares, (ii) four percent (4%) of the aggregate number of shares of Common Stock outstanding on December 31st of the preceding fiscal year, or (iii) a lesser number of shares that may be determined by the Board of Directors of the Registrant or a duly authorized committee of the Board of Directors. Pursuant to Rule 416(a) under the Securities Act of 1933 as amended this Registration Statement shall also cover any additional shares of the Common Stock of the Registrant that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of the outstanding shares of Common Stock of the Registrant. Proposed Maximum Offering Price Per Unit was estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon $18.40 per share, which is the average of the high and low prices of the Common Stock of the Registrant as reported on the Nasdaq Global Select Market on January 26, 2026.

[2]	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2010 Employee Stock Purchase Plan, or the 2010 ESPP, on January 1, 2026 pursuant to an evergreen provision contained in the 2010 ESPP. Pursuant to such provision on January 1st of each fiscal year commencing after January 1, 2017, the number of shares authorized for issuance under the 2010 ESPP is automatically increased by a number equal to the lesser of (i) 968,741 shares of Common Stock, (ii) one and a quarter percent (1.25%) of the outstanding shares of the Common Stock of the Registrant on such date or (iii) an amount determined by the Board of Directors of the Registrant or a duly authorized committee of the Board of Directors. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of the outstanding shares of Common Stock of the Registrant. Proposed Maximum Offering Price Per Unit was estimated in accordance with paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the total registration fee. Computation based upon 85 percent (85%) of $18.40 per share which is the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on January 26, 2026. Pursuant to the 2010 ESPP. which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85 percent (85%) of the fair market value of a share of Common Stock of the Registrant on the Offering Date or the Exercise Date (each as defined in such plan), whichever is lower.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A